EXHIBIT 5.1

                       [ATLAS, PEARLMAN, TROP & BORKSON, LETTERHEAD]


             February 11, 2000


      Cyber-Care, Inc.
      1903 South Congress Avenue, Suite 400
      Boynton Beach, Florida 33426

            RE: CYBER-CARE, INC. (THE "COMPANY") - REGISTRATION STATEMENT ON FORM S-3

      Dear Sir/Madam:

            We refer to the Registration Statement (the "Registration Statement") filed by Cyber-Care, Inc., a Florida corporation, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, in connection with the sale of up to 8,430,061 shares of Common Stock, $.0025 par value per share, 4,113,087 shares of Common Stock underlying 10%Convertible Debentures and 5,812,615 shares of Common Stock underlying warrants (collectively, the "Shares"), as set forth in the above Registration Statement.

            In our capacity as counsel to the Company, we have examined the original or certified copies of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary as a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures on original documents and the conformity to original documents of all copies submitted to us as conformed or photostat copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

            Based upon the foregoing, it is our opinion that:
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            1. The Company is a corporation duly organized and validly existing under the laws of the State of Florida.

            2. The Shares offered for the account of the Selling Shareholders, as set forth in the Registration Statement, have been duly and validly authorized.

            3. The Shares have been, or will be upon issuance, duly and validly issued and are fully paid and non-assessable.

            We hereby consent to filing of this opinion as an Exhibit to the Registration Statement. We also hereby consent to the use of our name under "Legal Matters" in the Prospectus constituting part of the Registration Statement.

                                    Very truly yours,

                                    ATLAS, PEARLMAN, TROP & BORKSON, P.A.